Exhibit 5.1


                                 August 9, 1999




Workflow Management, Inc.
240 Royal Palm Way
Palm Beach, Florida 33480

      Re:   1999 Employee Stock Purchase Plan

Dear Sirs:

      In connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 500,000 shares of Common Stock, par value $.001 of Workflow Management, Inc. (the "Company"), which may be issued pursuant to the terms of the Company's 1999 Employee Stock Purchase Plan (the "Plan"), we hereby advise you that it is our opinion that upon issuance pursuant to the terms of the Plan, the shares of Common Stock which may be issued pursuant thereto will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Kaufman & Canoles, P.C.
                                    Kaufman & Canoles, P.C.


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